UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
520 Pike Street Suite 2000, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On August 13, 2021, the Board of Directors of Marchex, Inc. (“Marchex” or the “Company”) appointed Ryan Polley (“Polley”) to the position of Chief Operating Officer of Marchex.  Polley previously served as Chief Product and Strategy Officer of Marchex since March 2, 2020. Mr. Polley, age 49, was previously Chief Product Officer for Kargo Global, Inc. and Senior V.P. of Product Management & Strategy at the Rubicon Project before joining Marchex.

Mr. Polley’s annual base salary for this position will be $350,000 with an annual bonus opportunity of up to $200,000, based upon the attainment of performance measures as determined by the Compensation Committee of Marchex, which for 2021 are new product revenue goals and technology expense initiatives, subject to the Marchex Amended and Restated Annual Incentive Plan maximum bonus percentage.

In connection with this appointment, Mr. Polley will receive 95,000 stock options (the “Options”) effective on appointment (the “Grant Date”) and issued pursuant to Marchex’s 2012 Stock Incentive Plan (the “Plan”). The Options will vest over four years, with 25% of the total Options vesting on the first anniversary of the Grant Date and the remainder vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the total amount of such Options. The exercise price of the Options is $3.00 per share, the closing price of the stock on the Grant Date. Continuous vesting of the Options is subject to Polley remaining a continuous full-time active employee through the applicable vesting date. One hundred percent (100%) of the Options will become vested and nonforfeitable upon the occurrence of a Change in Control (as such term is defined in the Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: August 17, 2021	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co- CEO (Principal Executive Officer for SEC reporting purposes)